UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2009

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	000-52730	91-1965912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On April 14, 2009, the Board of Directors of Revett Minerals (the “Board”) appointed Tim R. Lindsey as Chairman of the Board of Directors. Mr. Lindsey succeeds John Shanahan who has accepted the position of President and Chief Executive Officer on a permanent basis. Mr. Shanahan had been appointed as interim President & CEO on September 10, 2008. Also effective April 14, 2009 Louis Gignac resigned as a member of the Board. A copy of the release announcing the appointment of Mr. Lindsey and the resignation of Louis Gignac is filed herewith as Exhibit 99.1 and incorporated by reference into this item 5.02

     Mr. Lindsey will be compensated as a non-employee director of Revett Minerals Inc. and he will receive a retainer of $10,000 per quarter and board meeting fees of $2,000 for each meeting attended.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated April 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC
(registrant)

Date: April 16, 2009	By:	/s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer and Secretary